Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 18, 2014 relating to the financial statements of Nordic Bulk Holding ApS, contained in the Registrant’s Registration Statement on Form S-4, filed on May 13, 2014 (File No. 333-195910), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8.

/s/ PricewaterhouseCoopers

Copenhagen, Denmark

December 31, 2014